Exhibit 99.1

SpecTal, LLC

FINANCIAL STATEMENTS

December 31, 2005

Report of Independent Auditors

The Members

SpecTal, LLC

Reston, Virginia

We have audited the accompanying balance sheet of SpecTal, LLC as of December 31, 2005, and the related statements of income and members’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SpecTal, LLC at December 31, 2005, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ SNYDER, COHN, COLLYER, HAMILTON & ASSOCIATES, P.C.

Snyder, Cohn, Collyer, Hamilton & Associates, P.C.

Bethesda, Maryland

January 20, 2006

SpecTal, LLC

Balance Sheet

December 31, 2005
Assets

Current assets:
Cash and cash equivalents	$6,721,830
Accounts receivable	5,146,123
Employee receivable	2,700
Prepaid expenses	127,089

Total current assets	11,997,742

Property and equipment, net of accumulated depreciation of $25,188	81,863

Other assets:
Security deposit	16,664

Total assets	$12,096,269

Liabilities and members’ equity

Current liabilities:
Accounts payable	$225,094
Accrued vacation	395,346
Accrued bonuses	1,568,961
Accrued payroll and payroll taxes	1,061,342
Accrued retirement contribution	1,514,490

Total liabilities	4,765,233

Commitment:
Members’ equity	7,331,036

Total liabilities and members’ equity	$12,096,269

See Accompanying Notes

SpecTal, LLC

Statement of Income and Members’ Equity

For the year ended December 31, 2005
Contract revenue	$47,033,269

Direct costs:
Direct labor	21,669,759
Other direct costs	5,601,601
Other compensation and payroll expenses	2,970,290

Total direct costs	30,241,650

Gross profit	16,791,619

General and administrative expenses:
Auto	31,126
Bad debt	2,533
Credit card fees	939
Conferences and meetings	6,643
Contributions	6,740
Depreciation	7,950
Employee benefits	34,274
Insurance	649,273
Lease	10,061
Licenses and permits	381
Meals and entertainment	24,954
Office	82,208
Outside services	101,163
Payroll taxes	237,054
Pensions	212,207
Professional fees	107,002
Rent	204,962
Repairs and maintenance	383
Salaries and wages	6,080,504
Taxes – other	77,925
Telecommunication	55,718
Training	9,268
Travel	65,393

Total general and administrative expenses	8,008,661

Other income (expense):
Interest income	182
Interest expense	(669)

Total other Income (expense)	(487)

Net income	8,782,471

Members’ equity - beginning of year	5,440,921

Prior period adjustment - Correction of an error	(256,874)

Distributions	(6,635,482)

Members’ equity - end of year	$7,331,036

See Accompanying Notes

SpecTal, LLC

Statement of Cash Flows

For the year ended December 31, 2005
Cash flows from operating activities:
Net income	$8,782,471
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	7,950
(Increase) decrease in:
Accounts receivable	(1,138,934)
Employee receivable	(1,700)
Prepaid expenses	(46,801)
Increase (decrease) in:
Accounts payable	117,485
Accrued expenses	2,600,110

Net cash provided by operating activities	10,320,581

Cash flows from investing activities:
Purchases of fixed assets	(38,648)

Cash flows from financing activities:
Distributions	(6,635,482)

Net increase in cash and cash equivalents	3,646,451

Cash and cash equivalents - beginning of year	3,075,379

Cash and cash equivalents - end of year	$6,721,830

Supplemental disclosures of cash flow information:

Cash paid during the year for
Interest	$669
Income taxes	—

See Accompanying Notes

SpecTal, LLC

Notes to Financial Statements

December 31, 2005

Note 1: Summary of significant accounting policies:

Organization - SpecTal, LLC was formed on May 28, 1999. The Company provides comprehensive security and intelligence consulting services to government agencies and private industry. The Company creates, develops, and executes customized programs allowing customers to achieve desired solutions.

Basis of presentation - The Company’s policy is to prepare its financial statements on the accrual basis of accounting in accordance with the accounting principles generally accepted in the United States of America, whereby revenue is recognized when earned and expenses are recognized in the period in which they are considered to have been incurred.

Cash and cash equivalents - The Company considers cash in banks and all highly liquid investments that have original maturities of three months or less, when purchased, to be cash equivalents. As of December 31, 2005, the Company’s cash and cash equivalents were deposited primarily in one financial institution.

Accounts receivable - The Company uses the allowance method to account for uncollectible accounts receivable. At December 31, 2005, there was no provision for doubtful accounts, as management believes all receivables to be collectible based on past experience.

Property and equipment - Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives ranging from 3 to 7 years. Leasehold improvements are amortized over the lesser of the estimated useful life of the asset or the lease term. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are expensed as incurred.

Income taxes - The Company, with the consent of its members, has elected under the Internal Revenue Code to be taxed as an S Corporation. The members of an S Corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements since taxable income or loss flows through to, and is reportable by, the Individual members.

Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

SpecTal, LLC

Notes to Financial Statements

December 31, 2005

Note 2: Accounts receivable:

Accounts receivable consists of billed and unbilled accounts with government customers. At December 31, 2005, the composition of accounts receivable was:

Accounts receivable – billed	$4,431,766
Accounts receivable – unbilled	714,357

Total accounts receivable	$5,146,123

Note 3: Property and equipment:

Property and equipment consists of the following as of December 31, 2005:

Office furniture and equipment	$82,154
Leasehold improvements	24,897
Less accumulated depreciation	(25,188)

Total property and equipment	$81,863

Note 4: Commitments:

The Company leases office space in Reston, Virginia under a five year lease, which commenced on March 26, 2004. The lease calls for monthly base rent of $17,163 with an annual increase by 3% throughout the lease term.

The Company leases three automobiles for company use. The lease agreements for two automobiles expire in March 2006 and the third expires in June 2007. Monthly payments on these leases total $2,238.

The Company leases a copier for company use. The lease agreement expires in November 2009. The monthly payment under this lease is $232.

The Company leases a telephone system for company use. The lease agreement expires in February 2009. The monthly payment under this lease is $670.

Rent expense under all leases for the year ended December 31, 2005 was $204,962.

SpecTal, LLC

Notes to Financial Statements

December 31, 2005

Note 4: Commitments (continued):

Future minimum lease payments required under these leases at December 31, 2005 are as follows:

2006	$237,210
2007	233,514
2008	235,885
2009	4,126

Total	$710,735

Note 5: Line of credit:

The Company has a $100,000 revolving line of credit from Chevy Chase Bank. The line of credit bears interest at Wall Street Prime plus 1.5%. The line is secured by the Company’s fixed assets and accounts receivable, as well as personal guarantees by two members. The line expires February 28, 2006. At December 31, 2005, there was no outstanding balance under the line of credit.

Note 6: Retirement plan:

The Company maintains a defined contribution 401(k) plan covering substantially all full time employees. Under the plan, the company may, at its discretion, make matching contributions as a percentage of the employee contributions. Matching contributions were $1,514,490 for the year ended December 31, 2005.

Note 7: Related party transactions:

A company that is owned by a member performs information technology services for SpecTal, LLC. For the year ended December 31, 2005, total costs of $45,841 were incurred.

Note 8: Economic dependency:

For the year ended December 31, 2005, the Company derived 100% of its revenues from contracts with the U.S. federal government.

SpecTal, LLC

Notes to Financial Statements

December 31, 2005

Note 9: Concentration of credit risk:

The Company maintains its cash balance at a financial institution in the Washington, DC metropolitan area. At various times during the year, the account balance at this institution may exceed the Federal Deposit Insurance Corporation limit of $100,000. Management regularly monitors the financial condition of the financial institution, along with its balances in the cash account and tries to keep these potential risks to a minimum. In the opinion of management, this does not represent an unusual risk.

Note 10: Contract backlog:

A reconciliation of contract backlog based on funded contracts in existence at December 31, 2005 is as follows:

Contracts entered into prior to December 31, 2004	$44,848,891
New contracts during the year	28,015,728

72,864,619
Less: contract revenue earned	47,033,269

Funded backlog	$25,831,350

Note 11: Prior period adjustment:

Members’ equity at the beginning of 2005 has been adjusted. The adjustment resulted from an under accrual of payroll, payroll taxes, and bonuses at December 31, 2004 of $256,874. As a result of these errors, the liabilities and related expenses were understated. The net effect on members’ equity for 2004 was a decrease of $256,874.